PAR TECHNOLOGY CORPORATION CLAWBACK AND FORFEITURE POLICY I. Purpose. PAR Technology Corporation (“Company”) is committed to conducting business with integrity, honesty, and in compliance with all applicable laws, rules, regulations, and listing standards of any applicable securities exchange. Consistent with this commitment, and to ensure accountability, the Company’s Board of Directors (“Board”) has adopted this Clawback and Forfeiture Policy (“Policy”). II. Administration. The Policy is administered by the Compensation Committee of the Board (“Committee”). Except as limited by law, the Committee has full power, authority, and discretion to construe, interpret, and apply the Policy. Any determinations made by the Committee will be made in its sole discretion and are final, conclusive, and binding on all affected individuals. The Policy is intended to comply with, and shall be interpreted and administered consistent with, Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 of the Exchange Act (“Rule 10D-1”), and Section 303A.14 of the New York Stock Exchange (“NYSE”) Listing Company Manual (“NYSE 303A.14”). III. Covered Persons; Compensation; and Certain other Definitions. (a) Covered Persons. The Policy applies to the following officers and employees of the Company and/or its subsidiaries: • Named Executive Officers (NEOs), as defined in Item 402 of Regulation S-K of the Exchange Act, and other Section 16 officers as determined by the Board from time to time in accordance with Rule 16a-1(f) under the Exchange Act, • the officers identified on Schedule B to the Policy, which shall include such other persons determined to be executive officers of the Company pursuant to Item 401(b) of Regulation S-K (as such Schedule may be amended, modified, and updated from time to time by the Board), and • other employees identified on Schedule B to the Policy (as such Schedule may be amended, modified, and updated from time to time by the Board). The NEOs, other Section 16 officers, and officers identified on Schedule B, are collectively, “Covered Officers” (which covers all “executive officers” as defined in Rule 10D-1) and, together with the employees identified on Schedule B designed by the Board, are “Covered Persons”. Covered Persons means individuals who currently and previously served in such capacities. (b) Compensation. The Policy applies to: • all incentive-based compensation that the Company awards, grants or pays to, or that is otherwise vested or earned by a Covered Person, including annual bonuses and other short- and long-term cash and equity-based incentive awards subject to performance vesting, that is based wholly or in part upon the attainment of a Financial Reporting Measure (“Incentive-Based Compensation”), and • any service-based equity awards that are time-based or service-based vesting determined by the Committee (“Service-Based Compensation” and, together with Incentive- Based Compensation, “Other Compensation”). Exhibit 97

(c) Accounting Restatement, means an accounting restatement of the Company’s financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (i.e., a “Big R” restatement), or to correct an error that is not material to the previously issued financial statements, but that would result in a material misstatement if the error were corrected only in the current period or left uncorrected in the current period (i.e., a “little r” restatement). (d) Erroneously Awarded Compensation, means, in the event of an Accounting Restatement, the amount of Incentive-Based Compensation previously received that exceeds the amount of Incentive- Based Compensation that otherwise would have been received had it been determined based on the restated amounts in such Accounting Restatement, and must be computed without regard to any taxes paid by the relevant Covered Officer. (e) Financial Reporting Measure, means any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure that is derived wholly or in part from such measure. A Financial Reporting Measure includes stock price and total shareholder value (TSR) and need not be presented with the Company’s financial statements filed with the U.S. Securities and Exchange Commission. IV. Clawback. Clawback Triggers “Other Compensation” Subject to Clawback Accounting Restatement. In the event that the Company is required to prepare an Accounting Restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected only in the current period or left uncorrected in the current period. Incentive-Based Compensation Received by a Covered Officer. Recovery of Erroneously Awarded Compensation: The amount of Incentive-Based Compensation subject to recovery is the amount of Incentive-Based Compensation received by the Covered Officer that exceeds the amount of Incentive-Based Compensation that otherwise would have been received had it been determined based on the restated amounts and must be computed without regard to any taxes paid.(1) Incentive-Based Compensation is “received” for purposes of the Policy in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive-Based Compensation award is attained, even if the payment or grant of such Incentive-Based Compensation occurs after the end of that period. Recovery may include, without limitation, (i) reimbursement of all or a portion of any Incentive-Based Compensation award, (ii) cancellation of Incentive-Based Compensation awards and (iii) any other method authorized by applicable law or contract. Recovery with respect to a Covered Officer does not require that such Covered Officer engaged in misconduct or that such Covered Officer was responsible for the accounting error leading to an Accounting Restatement. (1) In the event of an Accounting Restatement, the Company must recover Erroneously Awarded Compensation received by a Covered Officer(s) reasonably promptly in amounts determined pursuant to the requirements of Rule 10D-1 and NYSE 303A.14 (subject to the exceptions therein to the recovery of Erroneously Awarded Compensation when the Committee determines recovery would be impracticable) including determination of the relevant “recovery period” (Rule 10D-1(b) and NYSE 303A.14(c)).

Injurious Conduct Other Compensation, any portion determined to be appropriate by the Committee, as set forth in greater detail in Schedule A; provided that, with respect to a Covered Officer, any recovery due to Injurious Conduct would be in addition to, and not in lieu of, recovery of Erroneously Awarded Compensation due to an Accounting Restatement. No Covered Person may participate in any decision regarding the determination of Injurious Conduct with respect to his or her own Other Compensation. IV. Not Exclusive. Any recoupment, forfeiture, right of recovery or cancellation under the Policy is in addition to, and not in lieu of, any other remedies or rights that may be available to the Company, including under applicable law and/or pursuant to the terms of any Company plan or policy or any agreement with a Covered Person, and including disciplinary action up to and including termination. In the event of any change in applicable law, rule, regulation, or applicable securities exchange listing standards, which requires recoupment and/or forfeiture of compensation and/or from individuals not currently contemplated by the Policy, the Committee will seek recoupment and/or require forfeiture to the fullest extent required, and such Committee action is authorized by the Policy. V. No Indemnification. Neither the Company nor the Company’s subsidiaries will indemnify any Covered Person against any recovery of Erroneously Awarded Compensation pursuant to the Policy and neither the Company nor its subsidiaries will pay or agree to pay any insurance premium to cover any loss hereunder. VI. Amendments. The Board may amend, modify, or terminate the Policy in whole or in part at any time in its sole discretion and may adopt such rules and procedures that it deems necessary or appropriate to implement the Policy or to comply with applicable laws and regulations. The Policy originally became effective on December 9, 2020, and was subsequently amended at a meeting of the Board on June 1, 2023, to become effective concurrently with the effective date of NYSE 303A.14, which was October 2, 2023. The Policy as amended and hereby restated applies to all Incentive-Based Compensation and Service-Based Compensation received (as defined in the Policy) by Covered Persons on or after October 2, 2023.

Acknowledgment The person named below hereby acknowledges and confirms that he or she has received and read the PAR Technology Corporation (the “Company”) Clawback and Forfeiture Policy (the “Policy”) to which this Acknowledgment is attached, and that by signing this Acknowledgement, acknowledges and agrees that he or she is and will continue to be subject to the Policy both during and after his or her employment or service with the Company or any of its subsidiaries. Further, the person named below acknowledges that by signing this Acknowledgment, he or she agrees to abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation (as defined in the Policy) to the Company to the extent required by, and in a manner consistent with, the Policy. By: Name: Title: Date: